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                                                                    EXHIBIT 99.2

B UNIT INVESTORS

Art Kleinstein
Herman Grad
Inglewood Holdings Inc.
Maurice Colson
Red Brook Developments Limited
Sheldon Glow
Stan Nashen
The Erin Mills Investment Corporation
Tom Krobot
Westdale Construction Co. Limited